Exhibit 10.29

SECOND AMENDMENT TO OPERATING AGREEMENT
This Second Amendment to Operating Agreement (“Second Amendment”) is made this 17th day of December, 2015, by and between BURGER KING CORPORATION, a Florida corporation (“BKC”) and CARROLS LLC, a Delaware limited liability company (“CARROLS”).
RECITALS
WHEREAS, BKC and CARROLS entered into that certain Operating Agreement dated May 30, 2012, which was amended by that certain First Amendment to Operating Agreement dated January 26, 2015 (as so amended, the “Agreement”), pursuant to which, inter alia, BKC assigned its right of first refusal (“ROFR”) under certain franchise agreements to CARROLS in exchange for good and valuable consideration paid by CARROLS;
WHEREAS, CARROLS agreed in the Agreement to remodel its portfolio of BURGER KING® restaurants in compliance with a Remodel Plan as set forth in the Agreement;
WHEREAS, CARROLS acknowledges and agrees that it will not be in compliance with the Remodel Plan as of January 1, 2016;
WHEREAS, BKC has the right to suspend the assignment of the ROFR to CARROLS under the Agreement by giving written notice to CARROLS on or before January 31, 2016; and
WHEREAS, BKC and CARROLS have reached an agreement under which BKC has agreed not to exercise its right to suspend the assignment of the ROFR in exchange for certain undertakings by CARROLS and certain modifications to the Agreement.
NOW, THEREFORE, BKC and CARROLS hereby amend the Agreement as follows:
1.Capitalized Terms. Unless otherwise noted, all capitalized terms herein shall have the same meanings as provided in the Agreement.

2.Suspension of Assignment of ROFR. So long as CARROLS fully complies with each and every obligation under this Second Amendment and the Agreement, as amended, the assignment of the ROFR to CARROLS will not be suspended from the date hereof through December 31, 2016. However, if CARROLS fails to comply with any obligation contained in this Second Amendment by the deadlines provided herein, then the assignment of the ROFR to CARROLS will be suspended immediately and without the necessity of any notice from BKC to CARROLS on the day after any deadline that CARROLS fails to meet hereunder.

3.Remodeling of Restaurants. If CARROLS fails to complete the remodel of all of the Four Hundred Fifty Five (455) Restaurants required to be remodeled under the Agreement on or before December 31, 2016, then the assignment of the ROFR to CARROLS will be suspended (or remain suspended) until such time that CARROLS has completed the 455th of such remodels.

4.New Restaurant Growth (“NRG”). Section 4.7 of the Agreement is hereby deleted in its entirety and replaced as follows:

“4.7    Net Restaurant Growth in 2016; Offset Obligation; New Restaurant Growth

(a) Net Restaurant Growth Target. By December 31, 2016, for the period January 1, 2016 through December 31, 2016 Carrols shall achieve, at a minimum, a Net Restaurant Growth target equal to zero (0) Restaurants across its entire portfolio of Restaurants, which for purposes of this Section 4.7 shall include (1) Carrols’ portfolio of Restaurants as it exists on January 1, 2016 (the “Existing Portfolio”) and (2) any existing Restaurants acquired by Carrols at any time during calendar year 2016 (such Restaurants, the “Acquired Restaurants”). For purposes of this paragraph, “Net Restaurant Growth” means the cumulative number of new Restaurants opened by Carrols in 2016 less the cumulative number of Restaurants closed by Carrols in 2016, without distinction as to the reason for such closure (i.e., expiration, termination or otherwise).  For the avoidance of doubt, Restaurants acquired by Carrols from existing franchisees shall not count as an opening of new Restaurants for purposes of calculating Net Restaurant Growth. Further, for the avoidance of doubt, the closing of an Acquired Restaurant shall count as a closure of a Restaurant for purposes of calculating Net Restaurant Growth. If Carrols fails to achieve the Net Restaurant Growth target set forth in this subsection (a), Carrols shall pay to BKC, in immediately available funds, on or before January 31, 2017, the amount of $300,000.00 times the number of shortfall restaurants, i.e., the number of restaurants that Carrols would have had to open by December 31, 2016 in order to achieve the Net Restaurant Growth target of zero (0) Restaurants.
By way of example only, without limitation, suppose that the Existing Portfolio of Carrols as of January 1, 2016 equals 700 restaurants, and that during 2016 Carrols closes 10 Restaurants from the Existing Portfolio, opens six (6) new Restaurants, but acquires 15 Restaurants from an existing franchisee. In such event, the actual Net Restaurant Growth achieved by Carrols would be equal to negative four (-4) (i.e., 6 - 10 = - 4) and Carrols shall have failed to achieve the Net Restaurant Growth target of zero set forth in this subsection (a). As a result, Carrols shall pay to BKC a penalty in the amount of $300,000 multiplied by 4 (i.e., the number of shortfall restaurants), or $1,200,000. Continuing with this example, assume the same facts as above but additionally suppose that of the 15 Acquired Restaurants, Carrols closes 3 of the Acquired Restaurants prior to December 31, 2016. In such event, the actual Net Restaurant Growth achieved by Carrols would be equal to negative seven (-7) (i.e., 6 - 13 = - 7), and Carrols shall have failed to achieve the Net Restaurant Growth target of zero set forth in this subsection (a). As a result, Carrols shall pay to BKC a penalty in the amount of $300,000 multiplied by 7 (i.e., the number of shortfall restaurants), or $2,100,000.

(b) New Restaurant Growth (“NRG”). Notwithstanding anything to the contrary in subsection 4.7(a) above, commencing on January 1, 2016 and for each calendar year thereafter during the term of this Agreement ("NRG Growth Period"), a minimum of 10% of the NRG ("Minimum NRG") in the Carrols portfolio in each calendar year shall result from opening new Restaurants (including offsets) and not acquisitions of existing restaurants; provided, however, that (1) in any calendar year from and after 2016 that Carrols new Restaurants (including offsets) opened exceed 10% of the NRG, the number of new Restaurants in excess of the minimum 10% requirement may be carried forward, and (2) for the calendar year 2016 only, any new Restaurants that would otherwise be required to be opened, pursuant to this subsection (b), in calendar year 2016 may be deferred and opened in calendar year 2017. For the avoidance of doubt, the deferral of any new Restaurants otherwise required to be opened pursuant to this subsection (b), in calendar year 2016 until calendar year 2017, shall not reduce the number of new Restaurants required to be opened in calendar year 2017 pursuant to this subsection (b), but shall be in addition thereto. For the further avoidance of doubt and notwithstanding anything herein to the contrary, (x) to the extent that Carrols achieves Net Restaurant Growth for 2016 (as calculated pursuant to subsection 4.7(a)) equal to or less than zero (0) Restaurants, any new Restaurants developed and opened by Carrols in 2016 shall not count towards fulfillment of the Minimum NRG requirements for 2016, and shall only count towards fulfillment of the obligations set forth in subsection (a) above and such new Restaurants may not be carried forward pursuant to subsection 4.7(b)(1), and (y) to the extent Carrols achieves Net Restaurant Growth for 2016 (as calculated pursuant to subsection 4.7(a)) greater than zero (0) Restaurants, then each incremental new Restaurant opened in 2016 in excess of the Net Restaurant Growth target of zero (0) Restaurants shall count towards fulfillment of the Minimum NRG requirements for 2016 subject to any applicable carry forward rights set forth in subsection 4.7(b)(1). In the event that Carrols does not meet the Minimum NRG for any calendar year during the NRG Growth Period, Franchise Pre-Approval for the calendar year immediately following will be suspended until such time as Carrols opens a number of new Restaurants equal to the difference between the required Minimum NRG and the actual number of new Restaurants opened by Carrols for such prior calendar year.

By way of examples only, without limitation, suppose the following facts and resulting outcomes:
Example 1:
Carrols achievement in calendar year 2016: Openings: 5; Closures: 3; Acquisitions: 0 Restaurants

2016 Net Restaurant Growth = 2 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 2 Restaurants

2016 Minimum NRG: 0 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 0 Restaurants

Surplus newly opened Restaurants carried forward: 2 Restaurants

Example 2:
Carrols achievement in calendar year 2016: Openings: 5; Closures: 5; Acquisitions: 50 Restaurants

2016 Net Restaurant Growth = 0 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 0 Restaurants

2016 Minimum NRG: 5 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 5 Restaurants

Surplus Restaurants carried forward: 0 Restaurants
Example 3:
Carrols achievement in calendar year 2016: Openings: 10; Closures: 5; Acquisitions: 50 Restaurants

2016 Net Restaurant Growth = 5 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 5 Restaurants

2016 Minimum NRG: 5 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 0 Restaurants

Surplus Restaurants carried forward: 0 Restaurants (5 Restaurants eligible for carry forward rights less 5 Restaurants used to satisfy 2016 Minimum NRG = 0 Restaurants)

Example 4:
Carrols achievement in calendar year 2016: Openings: 8; Closures: 3; Acquisitions: 40 Restaurants

2016 Net Restaurant Growth = 5 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 5 Restaurants

2016 Minimum NRG: 4 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 0 Restaurants

Surplus Restaurants carried forward: 1 Restaurant (5 Restaurants eligible for carry forward rights less 4 Restaurants utilized to satisfy 2016 Minimum NRG)

Example 5:
Carrols achievement in calendar year 2016: Openings: 8; Closures: 3; Acquisitions: 60 Restaurants

2016 Net Restaurant Growth = 5 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 5 Restaurants

2016 Minimum NRG: 6 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 1 Restaurant

Surplus Restaurants carried forward: 0 Restaurants (5 Restaurants eligible for carry forward rights less 5 Restaurants utilized to partially satisfy 2016 Minimum NRG)

Example 6:

Year 1
Carrols achievement in calendar year 2016: Openings: 10; Closures: 0; Acquisitions: 0 Restaurants

2016 Net Restaurant Growth = 10 Restaurants

New 2016 Restaurants eligible for carry forward rights without accounting for Minimum NRG: 10 Restaurants

2016 Minimum NRG: 0 Restaurants

Minimum NRG opening requirement Carrols elects to defer from 2016 into 2017: 0 Restaurants

Surplus Restaurants carried forward: 10 Restaurants (10 Restaurants eligible for carry forward rights less 0 Restaurants utilized to satisfy 2016 Minimum NRG)

Year 2
Carrols achievement in calendar year 2017: Openings: 5; Closures: 10; Acquisitions: 70 Restaurants

2017 Minimum NRG: 7 Restaurants

New 2017 Restaurants eligible for carry forward rights: -2 Restaurants (5 Restaurant openings in 2017 less 7 Restaurants required to satisfy Minimum NRG (10% * 70 Restaurants) = -2 Restaurants)

Surplus Restaurants carried forward: 8 Restaurants (10 Restaurants carried forward from 2016 less 2 Restaurants utilized to satisfy 2017 Minimum NRG)”

5.Wavier of Right of First Refusal. Carrols hereby waives its right of first refusal only with respect to the proposed sale of Burger King® restaurant numbers 101, 114, 236, 280, 549, 575, 684, 853, 857, 983, 1159, 1503, 2106, 2109, 2225, 2446, 2471, 2517, 2607, 2947, 3801, 4348, 4695, 6116, 6384, 9463, 10826, 11386, 11455, 11548, 11604, 12261, 12262, 12272, 12871, 13430, 14041, 14486, 14564, 14740, and 15789 to franchisee Chris Johnson, or any entity owned or controlled by Chris Johnson.

6.Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

7.Time is of the Essence. Time is of the essence for this Second Amendment and the Agreement and each provision hereof and thereof.

8.Submission of Amendment. Submission of this instrument for examination shall not bind either party, and no duty or obligation shall arise under this instrument until this instrument is signed and delivered by both BKC and CARROLS.

9.Severability. If any provision of this Second Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Second Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

10.Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

THIS SECOND AMENDMENT is executed by BKC and CARROLS as of the day and year indicated on the first page hereof.

BURGER KING CORPORATION

By:	/s/ Alexandre Macedo
Title:	President, NA
Printed Name:	Alexandre Macedo

CARROLS, LLC

By:	/s/ Richard G. Cross
Title:	Vice President
Printed Name:	Richard G. Cross